Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Quest Resource Holding Corporation
The Colony, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 17, 2022, relating to the consolidated financial statements of Quest Resource Holding Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Semple, Marchal & Cooper, LLP
Certified Public Accountants

Phoenix, Arizona
April 8, 2022